Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

July 21, 2014

Magnum Hunter Resources Corporation

777 Post Oak Blvd, Suite 650

Houston, TX 77056

Dear Sirs/Madams:

As independent petroleum consultants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Magnum Hunter Resources Corporation, and in the Prospectus constituting part of this Registration Statement, and any amendments thereof, of (i) information relating to our report setting forth the estimates of the oil and gas reserves and revenues from the oil and gas reserves of Magnum Hunter Resources Corporation as of December 31, 2013; and (ii) information relating to our report setting forth the estimates of the oil and gas reserves and revenues from the oil and gas reserves of Magnum Hunter Resources Corporation as of June 30, 2014.  We also consent to the references to our firm contained in this registration Statement, including under the caption “Experts.”

Very truly yours,

W. Todd Brooker, P.E.
Senior Vice President
Cawley Gillespie & Associates, Inc
Texas Registered Engineering Firm (F-693)